EXHIBIT 1.01

CONFLICT MINERALS REPORT

MICROCHIP TECHNOLOGY INCORPORATED
In Accord with Rule 13p-1 Under the Securities Exchange Act of 1934

This report for the year ended December 31, 2025, is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 ("Rule 13p-1"). Rule 13p-1 was adopted by the United States Securities and Exchange Commission ("SEC") to implement reporting and disclosure requirements related to conflict minerals as directed by Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 ("Dodd-Frank"). Rule 13p-1 imposes certain reporting obligations on SEC registrants whose products contain conflict minerals necessary to the functionality or production of their products. Conflict Minerals are defined by Rule 13p-1 as gold, cassiterite, columbite-tantalite, wolframite, and their derivatives, which are limited to tin, tantalum, and tungsten.

If a registrant has reason to believe that any conflict minerals in their supply chain may have originated in the Democratic Republic of the Congo ("DRC") or an adjoining country ("Covered Countries"), or if they are unable to determine the country of origin of conflict minerals or that their products are manufactured entirely from recycled and scrap sources, then the issuer must exercise due diligence on the source and chain of custody of the conflict minerals. The registrant must annually submit a Conflict Minerals Report ("CMR") to the SEC that includes a description of those due diligence measures. This report is Microchip Technology Incorporated's CMR for the reporting calendar year ended December 31, 2025.

This report is not audited, as Rule 13p-1 and current SEC guidance provide that if the registrant is not declaring products as "DRC Conflict Free," the CMR is not subject to an independent private sector audit ("IPSA").

1.    COMPANY OVERVIEW

MICROCHIP TECHNOLOGY INCORPORATED develops, manufactures, contracts to manufacture and sells specialized semiconductor products used by its customers in a wide variety of embedded control applications. Microchip Technology Incorporated was incorporated in Delaware in 1989. In this CMR, "we," "us," and "our" each refers to Microchip Technology Incorporated and its subsidiaries ("Microchip"). Our executive offices are located at 2355 West Chandler Boulevard, Chandler, Arizona 85224-6199 and our telephone number is (480) 792-7200.

Our Internet address is www.microchip.com. This CMR will be posted on our website with other SEC filings under About/Investor Relations as soon as reasonably practicable after it is electronically filed with the SEC. All of our SEC filings are available on our website free of charge. Additionally, this CMR will be posted on our designated Responsible Minerals Sourcing webpage at the internet address https://www.microchip.com/en-us/about/corporate-responsibility/our-supply-chain.

The information on our website is not incorporated into this CMR.

1.1    Microchip Products

Microchip is a leading provider of smart, connected and secure embedded control solutions. Its easy-to-use development tools and comprehensive product portfolio enable customers to create optimal designs, which reduce risk while lowering total system cost and time to market. The company's solutions serve approximately 101,000 customers across the automotive, aerospace and defense, communications, consumer appliances, data centers and computing, and industrial markets. Headquartered in Chandler, Arizona, Microchip offers outstanding technical support along with dependable delivery and quality.

A more detailed discussion of our product categories and the products relating to each category for calendar year 2025 are contained in our Annual Reports and SEC filings available on: https://ir.microchip.com/sec-filings.

For the purposes of this report, Microchip’s products are further delineated in the table below separating integrated circuits from all other types of products.

All references to Microchip products hereafter include Microchip and all subsidiaries’ products in Categories A and B that were manufactured by Microchip or its subsidiaries, or contracted by Microchip or its subsidiaries to be manufactured, and within the scope of Rule 13p-1 ("Microchip products") unless specifically attributed to Microchip or a specific subsidiary (e.g. "Microchip Category A products" vs. "subsidiary Category A products").

Conflict Minerals Disclosure Category	Conflict Minerals Product Description
A	Integrated circuits and embedded control solutions (e.g., PIC® microcontrollers, microprocessors, dsPIC® digital signal controllers, touch screen controller ICs, touch and gesture sensing solutions, analog and interface, RF front-end products, wireless audio, USB and wireless solutions, embedded security products, memory products, medical electronics, LED drivers, printer/EL drivers, telecommunications, general industrial), field programmable gate arrays ("FPGAs"), Application-Specific Integrated Circuits ("ASICs"), Power-over-Ethernet ICs and legacy discrete components
B	RF modules and touch screen controller boards
System-in-Package (SiP) hybrid modules
System on chip solutions ("SoCs"), Power management products, timing and synchronization devices and precise time solutions, voice processing devices, radio frequency ("RF") solutions, discrete components contained in peripheral equipment, enterprise storage and communication solution products, midspans, security technologies and scalable anti-tamper products, Ethernet solutions, as well as custom design capabilities and services

R&D application development printed circuit boards and system kits

During the analysis of Microchip products it was found that small quantities of tin, tantalum, tungsten and/or gold ("3TG"), necessary to their functionality or production, are found in substantially all Microchip products (Categories A and B).

1.2    Conflict Minerals Report

For all product categories, Microchip has been unable to conclusively determine the origin of the 3TG that its products contain, or to conclusively determine to what extent they come from recycled or scrap sources, the facilities used to process them, their country of origin, or their mine or location of origin. Microchip’s suppliers reported at broad levels, often at the company or large product family level. None of Microchip's suppliers identified which of their suppliers sourced Microchip products, and none of our suppliers reported that all entities that they identified on their Responsible Minerals Initiative Conflict Minerals Reporting Template ("RMI CMRT") sourced any portion of Microchip products. This report describes Microchip’s Reasonable Country of Origin Inquiry (“RCOI”) for context, the due diligence measures taken on the 3TG source and chain of custody, a description of the products manufactured or contracted to be manufactured for which Microchip controlled the design and specified or approved the utilized materials, as well as the results of its due diligence efforts, and expected risk assessment and mitigation steps.

1.3    Conflict Minerals Policy

Microchip has a conflict minerals policy. Our policy is available on our company website at https://www.microchip.com/en-us/about/corporate-responsibility/our-supply-chain.

2.    MICROCHIP’S REASONABLE COUNTRY OF ORIGIN INQUIRY (RCOI) RESULTS

Since 2020, Microchip has been contracting with an industry leading third-party provider to help in conducting our annual RCOIs for our supply chains.

2.1    Category A Products

For Category A products, beginning in January 2025, Microchip sent requests with a set of instructional documents to its well-defined raw material suppliers and contract manufacturers, requesting completion of the RMI CMRT.

The responses were reviewed against developed criteria to determine valid answers and to identify candidates for subsequent inquiry ("Response Criteria"). For Microchip Category A inquiries, responses were received from all first-tier suppliers. Most responses were considered valid in first submission, while some required subsequent inquiries.

TABLE 1
    Category A Products, Smelter Metrics - 2061 Total Smelters

Metal	Smelters recognized by the RMI RMAP to be Conformant with their responsible minerals sourcing protocols	Smelters actively participating in sourcing audits by RMI RMAP, TI-CMC, LBMA, or similar	Smelters that use 100% scrap or recycled sources	Smelters known to source from the Covered Countries or for which there is reason to believe may source from the Covered Countries
Tantalum	32 of 33	1 of 33	3 of 33	14 of 33
Tin	49 of 50	1 of 50	14 of 50	7 of 50
Tungsten	31 of 31	0 of 31	8 of 31	6 of 31
Gold	92 of 92	0 of 92	35 of 92	5 of 92

All smelters for Category A products known to source from the Covered Countries, or for which there is reason to believe may source from the Covered Countries, are recognized as Conformant with RMI Responsible Minerals Assurance Process (RMAP) protocols and are listed on the RMI's "Conformant" smelter list.

1 The total number of reported smelters represents verified legitimate smelters or refiners of 3TGs, that have been reported by at least one of our suppliers in our 2025 RCOI. Data is provided by our third-party due diligence consultants.

2.2    Category B Products

Microchip started the RCOI for Category B products in July 2025. Having previously identified and queried the printed circuit board manufacturers and the subcontract manufacturers’ unique materials, it successfully expanded its inquiry of discrete component manufacturers for all categories and manufacturers of peripheral equipment.

TABLE 2
Category B Products, Smelter Metrics - 3322 Total Smelters

Metal	Smelters recognized by the RMI RMAP to be Conformant with their responsible minerals sourcing protocols	Smelters actively participating in sourcing audits by RMI RMAP, TI-CMC, LBMA, or similar	Smelters not actively participating in sourcing audits by RMI RMAP, TI- CMC, LBMA, or similar	Smelters that use 100% scrap or recycled sources	Smelters known to source from the Covered Countries or for which there is reason to believe may source from the Covered Countries
Tantalum	32 of 35	1 of 35	2 of 35	3 of 35	14 of 35
Tin	50 of 70	2 of 70	18 of 70	18 of 70	8 of 70
Tungsten	32 of 50	1 of 50	17 of 50	12 of 50	6 of 50
Gold	92 of 177	2 of 177	83 of 177	57 of 177	19 of 177

Forty-seven smelters for Category B products are known to source from, or there is reason to believe they may be sourcing from, the Covered Countries. Thirty-two of these smelters are recognized as Conformant with RMI Responsible Minerals Assurance Process (RMAP). The remaining fifteen smelters are not recognized as RMAP-Conformant, thus requiring additional due diligence. For more information on these smelters, please see section 3.3.1 titled "Category B Identified Risks."

3.    MICROCHIP'S DUE DILIGENCE PROCESS

3.1    Design of Due Diligence

Microchip made a good faith effort in the reporting year to work within the framework of the Organization for Economic Co-Operation and Development’s Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Third Edition, OECD Publishing ("OECD Guidance") and related Supplements for 3TG, as it relates to its position in the supply chain as a "downstream company."

2 The total number of reported smelters represents verified legitimate smelters or refiners of 3TGs that have been reported by at least one of our suppliers in our 2025 RCOI. Data is provided by our third-party due diligence consultants.

3.2    OECD Step 1: Strong Company Management Systems

Microchip operates under a set of Guiding Values and a Code of Business Conduct & Ethics that form the foundation of all management systems at Microchip. Our Guiding Values and Code of Business Conduct & Ethics can be found on our website: https://www.microchip.com/en-us/about/corporate-responsibility/our-company. Continuing through the reporting year, Microchip expressed its concern and commitment regarding conflict minerals sourcing from the DRC and Covered Countries in a publicly available policy statement on conflict minerals as outlined in Section 1.3.

In addition, Microchip communicates our concern and commitment regarding conflict minerals sourcing from the DRC and Covered Countries in our Terms and Conditions of Purchase that accompany every order acknowledgement.

3.2.1    Internal Team

Continuing through the reporting year, Microchip's management system for conflict minerals included a team of corporate representatives from relevant functions, including Corporate Responsibility, Legal, Manufacturing, Product Material Compliance, and Supply Management. The team is sponsored by Microchip's Sr. Corporate VP of Backend Operations, and senior management was briefed about the results of due diligence efforts, including minerals sourcing risks.

The conflict minerals team is responsible for implementing the conflict minerals compliance strategy, including formalizing conflict minerals due diligence practices and monthly reporting, developing supplier risk assessment criteria and responses to risk. The team is led by the Associate Director, Corporate Responsibility, who acts as the conflict minerals program manager.

3.2.2    Supply Chain Control Systems

To encourage the establishment of a system of controls and transparency over the mineral supply, Microchip participates in the Responsible Minerals Initiative ("RMI"). Participation allows Microchip to promote validation programs (such as the RMAP or standards enacted by the London Bullion Market Association ("LBMA") or the Responsible Jewellery Council ("RJC")), increase our knowledge of smelters and refiners in the supply chain, understand the scope and process for audit and validation program plans for metal-specific trade organizations, gain insight into which smelters are known to source from the covered countries, and join discussions of emerging practical due diligence experiences. During the reporting year, Microchip engaged two third-party due diligence consultants experienced with smelter sourcing research and with proven records of smelter engagement. The consultants reviewed smelter data obtained from Microchip’s 2025 RCOI for Category A products and raw, unsorted smelter data from 2025 RCOI for Category B products, and then prepared a technical file for each. Mineral sourcing risk, including customer perception of sourcing risk, was presented to Microchip's senior management.

3.2.3    Microchip Supplier Engagement

In Calendar Year 2025, Microchip engaged an industry-leading third-party provider to help conduct our supplier engagement. This engagement included training and educational materials and supplier support. Microchip and the third-party provider reviewed responses against criteria designed to determine the number of valid responses ("Response Criteria") and followed up with corrections and clarifications as needed.

Microchip’s supplier engagement activities in the reporting year focused primarily on Category A suppliers. During the reporting year, Microchip requested completion of the RMI CMRT by raw material suppliers and subcontract manufacturers of Category A products and ultimately received a 100% response rate from those said suppliers.

For Microchip’s Category B products, Microchip continued its engagement with the second and third-tier discrete component and peripheral equipment suppliers using the RMI CMRT and educational materials, but continued to encounter circumstances where some manufacturers of the discrete components declined to provide a completed CMRT due to the indirect nature of Microchip’s relationship with such suppliers (Microchip’s contract manufacturers are discrete component suppliers’ direct customers and are therefore not responsible for sharing details regarding the discrete components). Microchip has begun to work more closely with its contract manufacturers to bridge this gap, however, hurdles still exist with the discrete component suppliers. During the reporting year, Microchip received a >82% response rate from suppliers for Category B products, up from >79% in 2024.

3.2.4    Grievance Mechanism

Microchip provides grievance mechanisms so that employees, suppliers, and others can report suspected non-compliance with legal requirements and suspected non-compliance with Microchip's Code of Business Conduct & Ethics.

Our Code of Business Conduct & Ethics policy (MCHP-690), Compliance with Laws policy (MCHP-685) and Reporting Legal Non-Compliance policy (MCHP-675) include complaint procedures. These policies are publicly available at https://www.microchip.com/en-us/about/corporate-responsibility/our-company.

For conflict minerals related grievances, Microchip employees and external parties may also submit concerns or information to ConflictMinerals@Microchip.com.

3.2.5    Maintain Records

Microchip has developed a process for collecting and retaining RCOI and due diligence documentation that was directed, controlled, and archived by the conflict minerals team.

3.3    OECD Step 2: Identification and Assessment of Risk in the Supply Chain

Because of Microchip’s size, the complexity of its products, and the depth, breadth, and evolution of its supply chain, it may be challenging to identify suppliers upstream from its first tier (direct) suppliers. Accordingly, Microchip identifies direct suppliers which may contain conflict minerals and pursues smelter identification using the RMI CMRT. Additionally, Microchip leverages its membership in the RMI as an integral part of its supply chain identification and due diligence and risk assessment process. Furthermore, Microchip uses its third-party due diligence consultants to gain insight into Smelters' or Refiners' (SORs') sourcing practices, and their internal due diligence procedures to help with risk assessment.

3.3.1    Category B Identified Risks

The following smelters may pose a risk due to sourcing (or we have reason to believe they may be sourcing) from the Covered Countries and not being RMAP-Conformant:

African Gold Refinery (CID003185, Gold)
Al Etihad Gold Refinery DMCC (CID002560, Gold)
Albino Mountinho Lda. (CID002760, Gold)
Augmont Enterprises Private Limited (CID003461, Gold)
CGR Metalloys Pvt Ltd. (CID003382, Gold)
Dijllah Gold Refinery FZC (CID003348, Gold)
Emirates Gold DMCC (CID002561, Gold)
Fidelity Printers and Refiners Ltd. (CID002515, Gold)
Fujairah Gold FZC (CID002584, Gold)

Gasabo Gold Refinery Ltd (CID005006, Gold)
International Precious Metal Refiners (CID002562, Gold)
L'Orfebre S.A. (CID002762, Gold)
SAM Precious Metals FZ-LLC (CID003666, Gold)
Shirpur Gold Refinery Ltd. (CID002588, Gold)
Yunnan Chengfeng Non-ferrous Metals Co., Ltd. (CID002158, Tin)

The list of smelters that pose a risk of sourcing from a covered country and are not RMAP-Conformant has decreased from the previous year. This is due to the increase in response rate and the availability of improved smelter sourcing data. When it is discovered that a smelter or refiner presents a credible risk of irresponsible sourcing based upon our third-party due diligence research, Microchip will work with and educate its suppliers about the risks of having this type of smelter in its supply chain and, where feasible, begin the process of disengaging with the non-cooperating component manufacturers where mitigation appears not feasible or unacceptable.

We are reporting that there is risk that African Gold Refinery, CID003185, and JSC Uralelctromed, CID000929, may be in the supply chain of our Category B products. These are the only smelters from the above list that are listed on the OFAC Sanctions List. African Gold Refinery is reported by eighty-three suppliers, and JSC Uralelctromed is reported by eighty-five suppliers. Due to the indirect relationship that we have with any smelter or refiner (SOR), we are reliant on our third-party consultants to perform outreach and due diligence although in many instances further outreach may not be possible. We are also aware that the RCOI process provides many challenges and that, almost exclusively, our suppliers report smelters at a company level instead of a product level. This leads to over-reporting of 3TGs that may or may not be contained in our products.

The following smelters may pose a risk as they are Russian Federation smelters and are not RMAP-Conformant:

Hydrometallurg, JSC (CID002649, Tungsten)
JSC "Kirovgrad Hard Alloys Plant" (CID003408, Tungsten)
JSC Ekaterinburg Non-Ferrous Metal Processing Plant (CID000927, Gold)
JSC Novosibirsk Refinery (CID000493, Gold)
JSC Uralelectromed (CID000929, Gold)
Kyshtym Copper-Electrolytic Plant ZAO (CID002865, Gold)
Moliren Ltd. (CID002845, Tungsten)
Moscow Special Alloys Processing Plant (CID001204, Gold)

Novosibirsk Tin Combine (CID001305, Tin)
NPP Tyazhmetprom LLC (CID003416, Tungsten)
OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet) (CID001326, Gold)
OOO "Technolom" 1 (CID003614, Tungsten)
OOO "Technolom" 2 (CID003612, Tungsten)
Prioksky Plant of Non-Ferrous Metals (CID001386, Gold)
SOE Shyolkovsky Factory of Secondary Precious Metals (CID001756, Gold)
Solikamsk Magnesium Works OAO (CID001769, Tantalum)
Unecha Refractory metals plant (CID002724, Tungsten)

There are ninety-eight suppliers that are reporting one or more of the above smelters. Due to the indirect relationship that we have with any smelter or refiner (SOR), we are reliant on our third-party consultants to perform outreach and due diligence although in many instances further outreach may not be possible. We are also aware that the RCOI process provides many challenges and that, almost exclusively, our suppliers report smelters at a company level instead of a product level. This leads to over-reporting of 3TGs that may or may not be contained in our products.

3.4    OECD Step 3: Strategy to Respond to Identified Risks

Microchip believes that understanding smelter sourcing practices is the best method to determine the conflict status of a product. To that end, Microchip is a member of the RMI and it reviews the lists of smelters reported by its supply chain against the RMI’s RMAP "Conformant" smelter lists, the "Active" smelter lists, and the TI-CMC "Active" smelter list (TI-CMC Category A, Members Progressing Toward RMAP Validation). In addition, Microchip utilizes RMI-recognized third-party consultants to help identify risks throughout its supply chain. It also engages with suppliers who are believed to be supplying 3TG from sources that support conflict in the Covered Countries, with an end goal of establishing an acceptable alternative source of 3TG not supporting such conflict. Microchip also advises smelters within its supply chain to voluntarily participate in the RMI RMAP or similar sourcing audit programs in order to achieve a Conformant status under the organization’s responsible minerals classification.

3.5    OECD Step 4: Carry Out Independent Third-Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

Microchip does not typically have a direct relationship with 3TG smelters and refiners and does not perform direct audits of these entities within its supply chain. Microchip does, however, leverage its third-party due diligence consultants to contact smelters and refiners with which it does not have direct relationships or which it does not have the ability to contact. Using its third-party due diligence consultants, Microchip gains insight into SORs’

sourcing practices and their internal due diligence procedures. Microchip’s third-party due diligence consultants also encourage non-conformant/non-participating SORs to become conformant by joining the RMI or affiliated groups on Microchip’s behalf. Additionally, Microchip utilizes and supports the due diligence conducted by programs like the RMI to conduct and coordinate third-party audits to validate 3TG processor sourcing practices.

3.6    OECD Step 5: Report Annual Supply Chain Due Diligence

Microchip’s Due Diligence Review criteria includes a determination of the geographic location, whether there is a known, actively mined, and economically viable reserve of 3TG in the area, whether there is positive evidence of responsible and/or irresponsible sourcing, whether there is contrary evidence of responsible sourcing - all from publicly available sources, the smelters’ websites, the UN Group of Experts, NGOs, the RMI and similar organizations, and from our due diligence consultant’s communication with certain smelters. Please refer to Section 3.3 of this Conflict Minerals Report for the discussion on the steps taken on these eleven findings.

As a result of due diligence with suppliers and smelters through its third-party consultant teams, Microchip has determined that 100% of smelters in its Category A product supply chain are RMAP conformant as of the end of our RCOI.

Similarly, as a result of our due diligence with suppliers and smelters which are part of Microchip’s Category B product supply chain as well as through working with third-party consultants, Microchip has determined that approximately 62% of its smelters are RMAP conformant, 2% are actively pursuing their conformant status, and 36% are currently not enrolled in a validation program. We received a larger response rate in our Category B RCOI cycle outreach, but the total number of reportable smelters has decreased slightly in comparison to last year due to the supply chain maturing.

Based on RCOI information provided by suppliers in Microchip's supply chains, its due diligence efforts, and due diligence provided by our third-party consultants, the SORs that may have processed the 3TG in Microchip's Category A products include those listed in Table 1. The SORs that may have processed the 3TG in Category B products include those listed in Table 2.

Based on its due diligence efforts, Microchip does not have sufficient information to conclusively determine the countries of origin for the 3TG in its products. Based on the information provided by Microchip's suppliers, our third-

party due diligence consultants, the RMI, and others, Microchip believes that the countries of origin for the 3TG in our products include the countries listed in Table 7 and Table 8.

While sixty smelters in Category A products were identified as exclusively using scrap or recycled sources of 3TG, it was determined that no correlation can be made to any specific Microchip Category A product type, technology family, or part number. No Microchip Category A product is made exclusively with 3TG solely sourced from scrap or recycled sources.

Additionally, although ninety smelters in Category B products were found to source from scrap or recycled sources of 3TG exclusively, it was determined that no correlation can be made to any specific Microchip Category B product types, technology family, or part number. No Category B product is made exclusively with 3TG solely sourced from scrap or recycled sources.

Microchip's independent due diligence produced information suggesting thirty-two reported smelters in Category A products either are known to source from the Covered Countries, or there is reason to believe they may or could source from the Covered Countries based upon business relationships. Each of these smelters is recognized by the RMI to be Conformant with the organization’s responsible minerals sourcing protocols and are listed on the RMI RMAP "Conformant" smelter lists.

In Category B products, Microchip's independent due diligence produced information suggesting forty-seven reported smelters either as known to source from the Covered Countries or there is reason to believe they may source from the Covered Countries. Thirty-two of the smelters are recognized by the RMI to be "Conformant" with the organization’s responsible minerals sourcing protocols and are listed on the RMI RMAP "Conformant" smelter lists. For the fifteen smelters reported to be in the supply chain for Category B products that were not recognized by the RMI as Conformant, additional due diligence included leveraging the RMI and our third-party consultants.

In addition to this CMR, Microchip communicates its conflict minerals activities in its annual Sustainability Report, its monthly due diligence report and in the conflict minerals sourcing policy, which are available on our company website: https://www.microchip.com/en-us/about/corporate-responsibility. The information on our website is not incorporated into this CMR.

3.6.1    Efforts to Determine Mine or Location of Origin

Microchip has established that participation in RMI, requesting its suppliers complete the RMI CMRT, and retaining third-party due diligence consultants in the reporting year are reasonable ways to determine the mines or countries of origin of the 3TG in its supply chain. Microchip’s Countries of Origin and Reason to

Believe Countries of Origin list as provided by the best of its ability based on data supplied by the third-party due diligence consultants is listed in Table 7 and Table 8 of this CMR.

3.6.2    Smelters or Refiners

Microchip does not source 3TG directly from the Covered Countries, and Microchip typically does not source 3TG directly from smelters or refiners. The exceptions are gold sputter targets, gold bond wire, and tin anode. All gold sputter targets, gold bond wire, and tin anode, were purchased from smelters or refiners recognized by the RMI RMAP as Conformant with the organization’s responsible minerals sourcing protocols.

Based on RCOI information provided by suppliers in Microchip’s supply chains, its own due diligence efforts, and due diligence provided by its consultants, the facilities that may have processed the 3TG in Microchip’s Category A products include those listed in Table 1.

4.    STEPS TO BE TAKEN TO MITIGATE RISK

Microchip intends to take the following steps to improve the due diligence and further mitigate risk of using necessary 3TGs which could potentially benefit armed groups in the Covered Countries:
a.Continue to work with the RMI and/or other relevant trade associations to define and improve best practices and build leverage over the supply chain in accordance with the OECD Guidance and/or other SEC recognized framework.
b.Consolidate RCOI and due diligence practices and activities into a conflict minerals management system. Continue to retain third-party due diligence consultants experienced with smelter sourcing research and direct smelter engagement.
c.Conduct bi-annual reporting year RCOI for Category A products using the RMI CMRT. Microchip will communicate its expectation that suppliers for Category A products continue working to remove uncooperative smelters and smelters that are not actively participating with the RMI RMAP, or similar sourcing programs, from the products they provide to Microchip.
d.Conduct annual reporting year RCOI for Category B products using RMI CMRT. Microchip will communicate its expectation that suppliers for Category B products continue working to remove uncooperative smelters and smelters that are not actively participating with the RMI RMAP, or similar sourcing programs, from the products they provide to Microchip through Microchip's contract manufacturers.
e.Continue to develop supplier engagement strategies that may improve the RCOI response rate for Category B suppliers where Microchip is a second-tier customer or lower.
f.Through our efforts or those of our due diligence consultants, engage with selected smelters to encourage participation with the RMI RMAP responsible minerals sourcing audits.

g.Continue to remove smelters from our Category A supply chain that become uncooperative with the RMI RMAP or who were, at one time, voluntarily participating with the RMI RMAP responsible minerals sourcing audit program or similar programs, but who have fallen off the "Conformant" smelter lists (unless the RMI places the smelter into its "smelters undergoing extended corrective action category). Microchip will review the business need for a smelter in this category and may, depending on the cause for removal and the nature and content of affirmative commitments made by the affected smelter, choose to retain the smelter in its supply chain.
h.Engage with direct suppliers found to be supplying us with 3TG from sources that support conflict in any Covered Country to seek to establish an acceptable alternative source of 3TG.
i.Publish a monthly due diligence report reflecting the status of our efforts to remove high-risk smelters.

TABLE 5

Category A Products

Smelters Reported to be in Supply Chain

Metal	Smelter Name	Smelter Country
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	Agosi AG	GERMANY
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	ASAHI METALFINE, Inc.	JAPAN
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Aurubis AG, Hamburg	GERMANY
Gold	Bangalore Refinery	INDIA
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden Mineral AB (Ronnskar)	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Chimet S.p.A.	ITALY
Gold	Chugai Mining	JAPAN
Gold	Coimpa Industrial LTDA	BRAZIL
Gold	Dowa	JAPAN
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN
Gold	Elite Industech Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	GG Refinery Ltd.	TANZANIA, UNITED REPUBLIC OF
Gold	Glencore Canada Corporation - CCR Refinery	CANADA
Gold	Gold Corporation - The Perth Mint	AUSTRALIA
Gold	Gold by Gold Colombia	COLOMBIA
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Germany GmbH Co. KG	GERMANY

Metal	Smelter Name	Smelter Country
Gold	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	Impala Platinum - Platinum Metals Refinery (PMR)	SOUTH AFRICA
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Italpreziosi	ITALY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	JX Advanced Metals Corporation	JAPAN
Gold	Kazzinc Ltd	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	LS MnM Inc.	KOREA, REPUBLIC OF
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF
Gold	Materion	UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	MKS PAMP SA	SWITZERLAND
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	NH Recytech Company	KOREA, REPUBLIC OF
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Oegussa Oesterreichische Gold- und Silber-Scheideanstalt Gesm.b.H.	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN

Metal	Smelter Name	Smelter Country
Gold	Planta Recuperadora de Metales SpA	CHILE
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Precinox S.A.	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	REMONDIS PMR B.V.	NETHERLANDS
Gold	Royal Canadian Mint	CANADA
Gold	SAFINA A.S.	CZECHIA
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold	Shandong Gold Smelting Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
Gold	T.C.A S.p.A	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	Valcambi S.A.	SWITZERLAND
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Yamakin Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Zijin Mining Group Gold Smelting Co. Ltd.	CHINA
Tantalum	AMG Brasil	BRAZIL
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Jiangxi Suns Nonferrous Materials Co. Ltd.	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	CHINA

Metal	Smelter Name	Smelter Country
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET de Mexico	MEXICO
Tantalum	Materion Newton Inc.	UNITED STATES OF AMERICA
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mineracao Taboca S.A.	BRAZIL
Tantalum	Mitsui Kinzoku Company, Limited	JAPAN
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	NPM Silmet AS	ESTONIA
Tantalum	PowerX Ltd.	RWANDA
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Tantalum	TANIOBIS Co., Ltd.	THAILAND
Tantalum	TANIOBIS GmbH	GERMANY
Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN
Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tantalum	Telex Metals	UNITED STATES OF AMERICA
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Tin	Alpha Assembly Solutions Inc	UNITED STATES OF AMERICA
Tin	Aurubis Beerse	BELGIUM
Tin	Aurubis Berango	SPAIN
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL
Tin	CRM Synergies EMEA, S.L.U.	SPAIN
Tin	CV Ayi Jaya	INDONESIA
Tin	Dongguan Best Alloys Co., Ltd.	CHINA
Tin	Dowa	JAPAN
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Estanho de Rondonia S.A.	BRAZIL
Tin	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL

Metal	Smelter Name	Smelter Country
Tin	Fenix Metals	POLAND
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Global Advanced Metals Greenbushes Pty Ltd.	AUSTRALIA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin	Luna Smelter, Ltd.	RWANDA
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	MALAYSIA
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin	Mineracao Taboca S.A.	BRAZIL
Tin	Mining Minerals Resources SARL	CONGO, DEMOCRATIC REPUBLIC OF THE
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT Cipta Persada Mulia	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Mitra Sukses Globalindo	INDONESIA
Tin	PT Premium Tin Indonesia	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Putera Sarana Shakti (PT PSS)	INDONESIA
Tin	PT Rajehan Ariq	INDONESIA
Tin	PT Timah Tbk Kundur	INDONESIA
Tin	PT Timah Tbk Mentok	INDONESIA
Tin	Resind Industria e Comercio Ltda.	BRAZIL
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
Tin	Super Ligas	BRAZIL
Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	JAPAN
Tin	Thaisarco	THAILAND
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Tin	Woodcross Smelting Company Limited	UGANDA

Metal	Smelter Name	Smelter Country
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	A.L.M.T. Corp.	JAPAN
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIETNAM
Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Cronimet Brasil Ltda	BRAZIL
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders LLC	UNITED STATES OF AMERICA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	Hubei Green Tungsten Co., Ltd.	CHINA
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	KENEE MINING VIETNAM COMPANY LIMITED	VIETNAM
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tungsten	Lianyou Resources Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Masan High-Tech Materials	VIETNAM
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	CHINA
Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tungsten	Tungsten Vietnam Joint Stock Company	VIETNAM
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA

TABLE 6

Category B Products

There is Risk That These Smelters Reported May be in Supply Chain

Metal	Smelter Name	Smelter Country
Gold	8853 S.p.A.	ITALY
Gold	ABC Refinery Pty Ltd.	AUSTRALIA
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	African Gold Refinery	UGANDA
Gold	Agosi AG	GERMANY
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	Albino Mountinho Lda.	PORTUGAL
Gold	Alexy Metals	UNITED STATES OF AMERICA
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold	ARGET SAC	PERU
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	ASAHI METALFINE, Inc.	JAPAN
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Atlantic Copper, S.L.U.	SPAIN
Gold	Attero Recycling Pvt Ltd	INDIA
Gold	AU Traders and Refiners	SOUTH AFRICA
Gold	Augmont Enterprises Private Limited	INDIA
Gold	Aurubis AG, Hamburg	GERMANY
Gold	Bangalore Refinery	INDIA
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden Harjavalta Oy	FINLAND
Gold	Boliden Mineral AB (Ronnskar)	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Caridad	MEXICO
Gold	Cendres + Metaux S.A.	SWITZERLAND
Gold	CGR Metalloys Pvt Ltd.	INDIA
Gold	Chimet S.p.A.	ITALY

Metal	Smelter Name	Smelter Country
Gold	Chugai Mining	JAPAN
Gold	Coimpa Industrial LTDA	BRAZIL
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES
Gold	Dongwu Gold Group	CHINA
Gold	Dowa	JAPAN
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN
Gold	Elite Industech Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	Emerald Jewel Industry India Limited (Unit 1)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 2)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 3)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 4)	INDIA
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES
Gold	Gasabo Gold Refinery Ltd	RWANDA
Gold	GG Refinery Ltd.	TANZANIA, UNITED REPUBLIC OF
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	INDIA
Gold	Glencore Canada Corporation - CCR Refinery	CANADA
Gold	Glencore Nikkelverk AS	NORWAY
Gold	Gold by Gold Colombia	COLOMBIA
Gold	Gold Coast Refinery	GHANA
Gold	Gold Corporation - The Perth Mint	AUSTRALIA
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Germany GmbH Co. KG	GERMANY
Gold	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	Hunan Guiyang Yinxing Nonferrous Smelting Co., Ltd.	CHINA
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF
Gold	Impala Platinum - Platinum Metals Refinery (PMR)	SOUTH AFRICA

Metal	Smelter Name	Smelter Country
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Italpreziosi	ITALY
Gold	JALAN & Company	INDIA
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Advanced Metals Corporation	JAPAN
Gold	K.A. Rasmussen	NORWAY
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kazzinc Ltd	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	Kundan Care Products Ltd.	INDIA
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION
Gold	Lingbao Gold Co., Ltd.	CHINA
Gold	L'Orfebre S.A.	ANDORRA
Gold	LS MnM Inc.	KOREA, REPUBLIC OF
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Marsam Metals	BRAZIL
Gold	Materion	UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	MD Overseas	INDIA
Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA
Gold	Metallix Refining Inc.	UNITED STATES OF AMERICA
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA

Metal	Smelter Name	Smelter Country
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold	Minera Titan del Peru SRL (MTP) - Belen Plant	PERU
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	MKS PAMP SA	SWITZERLAND
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Modeltech Sdn Bhd	MALAYSIA
Gold	Morris and Watson	NEW ZEALAND
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold	Naoshima Smelter & Refinery	JAPAN
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	NH Recytech Company	KOREA, REPUBLIC OF
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	NOBLE METAL SERVICES	UNITED STATES OF AMERICA
Gold	Oegussa Oesterreichische Gold- und Silber-Scheideanstalt Gesm.b.H.	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	Pease & Curren	UNITED STATES OF AMERICA
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Planta Recuperadora de Metales SpA	CHILE
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Precinox S.A.	SWITZERLAND
Gold	QG Refining, LLC	UNITED STATES OF AMERICA
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	REMONDIS PMR B.V.	NETHERLANDS
Gold	Royal Canadian Mint	CANADA
Gold	SAAMP	FRANCE
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA
Gold	Safimet S.p.A	ITALY
Gold	SAFINA A.S.	CZECHIA
Gold	SAM Precious Metals FZ-LLC	UNITED ARAB EMIRATES
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF

Metal	Smelter Name	Smelter Country
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold	Shandong Gold Smelting Co., Ltd.	CHINA
Gold	Shandong Humon Smelting Co., Ltd.	CHINA
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Shenzhen CuiLu Gold Co., Ltd.	CHINA
Gold	SHENZHEN JINJUNWEI RESOURCE COMPREHENSIVE DEVELOPMENT CO., LTD.	CHINA
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA
Gold	Shirpur Gold Refinery Ltd.	INDIA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
Gold	SOLEIL METALS (Chala One Plant)	PERU
Gold	SOLEIL METALS (YAKARI Plant)	PERU
Gold	Sovereign Metals	INDIA
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA
Gold	Sudan Gold Refinery	SUDAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
Gold	Super Dragon Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	T.C.A S.p.A	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	TITAN COMPANY LIMITED, JEWELLERY DIVISION	INDIA
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Tongling Nonferrous Jinguan (Ausmelt) Copper Industry	CHINA
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	Valcambi S.A.	SWITZERLAND
Gold	WEEEREFINING	FRANCE
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Yamakin Co., Ltd.	JAPAN

Metal	Smelter Name	Smelter Country
Gold	Yunnan Copper Southwest Copper Branch	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Zijin Mining Group Gold Smelting Co. Ltd.	CHINA
Tantalum	5D Production OU	ESTONIA
Tantalum	AMG Brasil	BRAZIL
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Jiangxi Suns Nonferrous Materials Co. Ltd.	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET de Mexico	MEXICO
Tantalum	Materion Newton Inc.	UNITED STATES OF AMERICA
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mineracao Taboca S.A.	BRAZIL
Tantalum	Mitsui Kinzoku Company, Limited	JAPAN
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	NPM Silmet AS	ESTONIA
Tantalum	PowerX Ltd.	RWANDA
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Tantalum	TANIOBIS Co., Ltd.	THAILAND
Tantalum	TANIOBIS GmbH	GERMANY
Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN
Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tantalum	Telex Metals	UNITED STATES OF AMERICA
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA

Metal	Smelter Name	Smelter Country
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Tin	Alpha Assembly Solutions Inc	UNITED STATES OF AMERICA
Tin	An Vinh Joint Stock Mineral Processing Company	VIETNAM
Tin	Aurubis Beerse	BELGIUM
Tin	Aurubis Berango	SPAIN
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	Conecsus LLC	UNITED STATES OF AMERICA
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL
Tin	CRM Synergies EMEA, S.L.U.	SPAIN
Tin	CV Ayi Jaya	INDONESIA
Tin	Dongguan Best Alloys Co., Ltd.	CHINA
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA
Tin	Dowa	JAPAN
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIETNAM
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Estanho de Rondonia S.A.	BRAZIL
Tin	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL
Tin	Fenix Metals	POLAND
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Global Advanced Metals Greenbushes Pty Ltd.	AUSTRALIA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA
Tin	Longnan Chuangyue Environmental Protection Technology Development Co., Ltd	CHINA
Tin	Luna Smelter, Ltd.	RWANDA
Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL

Metal	Smelter Name	Smelter Country
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	MALAYSIA
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin	Mineracao Taboca S.A.	BRAZIL
Tin	Mining Minerals Resources SARL	CONGO, DEMOCRATIC REPUBLIC OF THE
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Modeltech Sdn Bhd	MALAYSIA
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIETNAM
Tin	Novosibirsk Tin Combine	RUSSIAN FEDERATION
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)
Tin	P Kay Metal, Inc	UNITED STATES OF AMERICA
Tin	Precious Minerals and Smelting Limited	INDIA
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Cipta Persada Mulia	INDONESIA
Tin	PT Masbro Alam Stania	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Mitra Sukses Globalindo	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Putera Sarana Shakti (PT PSS)	INDONESIA
Tin	PT Rajehan Ariq	INDONESIA
Tin	PT Timah Tbk Kundur	INDONESIA
Tin	PT Timah Tbk Mentok	INDONESIA
Tin	Resind Industria e Comercio Ltda.	BRAZIL
Tin	RIKAYAA GREENTECH PRIVATE LIMITED	INDIA
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
Tin	Super Ligas	BRAZIL
Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	JAPAN
Tin	Thaisarco	THAILAND
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA
Tin	VQB Mineral and Trading Group JSC	VIETNAM

Metal	Smelter Name	Smelter Country
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Tin	Woodcross Smelting Company Limited	UGANDA
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL
Tungsten	A.L.M.T. Corp.	JAPAN
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIETNAM
Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Cronimet Brasil Ltda	BRAZIL
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Geo Enterprise	GEORGIA
Tungsten	Global Tungsten & Powders LLC	UNITED STATES OF AMERICA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	Hubei Green Tungsten Co., Ltd.	CHINA
Tungsten	Hunan Jintai New Material Co., Ltd.	CHINA
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Jing Yuan Tungsten Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION
Tungsten	KENEE MINING VIETNAM COMPANY LIMITED	VIETNAM
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tungsten	Lianyou Resources Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Masan High-Tech Materials	VIETNAM

Metal	Smelter Name	Smelter Country
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION
Tungsten	Nam Viet Cromit Joint Stock Company	VIETNAM
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION
Tungsten	OOO "Technolom" 1	RUSSIAN FEDERATION
Tungsten	OOO "Technolom" 2	RUSSIAN FEDERATION
Tungsten	Philippine Carreytech Metal Corp.	PHILIPPINES
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	CHINA
Tungsten	S.P.T. spol.s r.o.	CZECHIA
Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tungsten	Tungamoy Metals Inc.	KOREA, REPUBLIC OF
Tungsten	Tungsten Vietnam Joint Stock Company	VIETNAM
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION
Tungsten	Uzbekistan Technological Metallurgical Complex JSC	UZBEKISTAN
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	CHINA

TABLE 7

Category A Countries of Origin4

AUSTRALIA	CZECHIA	MEXICO	SWITZERLAND
AUSTRIA	ESTONIA	NETHERLANDS	TAIWAN, PROVINCE OF CHINA
BELGIUM	GERMANY	PERU	TANZANIA, UNITED REPUBLIC OF
BOLIVIA (PLURINATIONAL STATE OF)	INDIA	PHILIPPINES	THAILAND
BRAZIL	INDONESIA	POLAND	TURKEY
CANADA	ITALY	RWANDA	UGANDA
CHILE	JAPAN	SINGAPORE	UNITED STATES OF AMERICA
CHINA	KAZAKHSTAN	SOUTH AFRICA	UZBEKISTAN
COLOMBIA	KOREA, REPUBLIC OF	SPAIN	VIETNAM
CONGO, DEMOCRATIC REPUBLIC OF THE	MALAYSIA	SWEDEN

4 Microchip’s Countries of Origin and Reason to Believe Countries of Origin list as provided by the best of our ability based on data supplied by our third-party due diligence consultants.

TABLE 8

Category B Countries of Origin5

ANDORRA	CZECHIA	KAZAKHSTAN	POLAND	THAILAND
AUSTRALIA	ESTONIA	KOREA, REPUBLIC OF	PORTUGAL	TURKEY
AUSTRIA	FINLAND	KYRGYZSTAN	RUSSIAN FEDERATION	UGANDA
BELGIUM	FRANCE	LITHUANIA	RWANDA	UNITED ARAB EMIRATES
BOLIVIA (PLURINATIONAL STATE OF)	GEORGIA	MALAYSIA	SINGAPORE	UNITED STATES OF AMERICA
BRAZIL	GERMANY	MEXICO	SOUTH AFRICA	UZBEKISTAN
CANADA	GHANA	NETHERLANDS	SPAIN	VIETNAM
CHILE	INDIA	NEW ZEALAND	SWEDEN	ZIMBABWE
CHINA	INDONESIA	NORWAY	SWITZERLAND
COLOMBIA	ITALY	PERU	TAIWAN, PROVINCE OF CHINA
CONGO, DEMOCRATIC REPUBLIC OF THE	JAPAN	PHILIPPINES	TANZANIA, UNITED REPUBLIC OF
5 Microchip’s Countries of Origin and Reason to Believe Countries of Origin list as provided by the best of our ability based on data supplied by our third-party due diligence consultants.

Caution Concerning Forward-Looking Statements

This Conflict Minerals Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding our intentions, plans, expectations and beliefs, including statements concerning: our efforts to establish alternative sources of 3TG that do not support conflict; our plans to engage with suppliers whom we have reason to believe are supplying us with 3TG from the Covered Countries; our assessment that certain smelters may pose a risk based on their sourcing practices; our intentions to work with and educate suppliers and, where appropriate, disengage from non-cooperating component manufacturers where mitigation appears not feasible or unacceptable, and the steps we intend to take to improve our due diligence and mitigate risk, as described in this report.

We use words such as "anticipate," "believe," "plan," "expect," "intend," "may," "could," "should," "future," and similar expressions to identify forward-looking statements. These statements are based on our current expectations and assumptions and involve known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements.

Factors that could cause actual results to differ materially include, among others: changes in our supply chain; our ability to obtain an adequate supply of materials from current or alternative suppliers and the cost of such materials, the level of cooperation received from suppliers with respect to our further due diligence; evolving regulations or regulatory guidance in the United States or other jurisdictions (including the Covered Countries); and changes in political or economic conditions.

For a more detailed discussion of these and other risk factors, please refer to Microchip’s filings on Forms 10-K and 10-Q, which are available at https://ir.microchip.com/sec-filings and on the SEC’s website at www.sec.gov.

Forward-looking statements speak only as of the date they are made. We undertake no obligation to update or revise any forward-looking statements to reflect events or circumstances after the date of this report, except as required by law. You should not place undue reliance on these forward-looking statements.